                                                                 EXHIBIT 11

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                                     1991          1992          1993          1994          1995
                                                                    ------        ------        ------        ------        ------
PRIMARY
  Weighted average number of shares of Common Stock outstanding      6,057         6,097         6,109         6,129         6,154

  Net effect of dilutive stock options - based on the treasury
    stock method using average market price                             62           102           102            71           102
                                                                    ------        ------        ------        ------        ------
      TOTAL                                                          6,119         6,199         6,211         6,200         6,256
                                                                    ------        ------        ------        ------        ------
  Net income                                                        $4,230        $4,981        $4,270        $5,703        $8,980
                                                                    ------        ------        ------        ------        ------
  Per share amount                                                  $ 0.69        $ 0.80        $ 0.69        $ 0.92        $ 1.44
                                                                    ------        ------        ------        ------        ------
FULLY DILUTED
  Weighted average number of shares of Common Stock outstanding      6,057         6,097         6,109         6,129         6,154

  Net effect of dilutive stock options - based on the treasury stock method using greater of average market price or
    closing market price                                                64           114           102            71           137
                                                                    ------        ------        ------        ------        ------
      TOTAL                                                          6,121         6,211         6,211         6,200         6,291
                                                                    ------        ------        ------        ------        ------
  Net income                                                        $4,230        $4,981        $4,270        $5,703        $8,980
                                                                    ------        ------        ------        ------        ------
  Per share amount                                                  $ 0.69        $ 0.80        $ 0.69        $0.92         $ 1.43
                                                                    ------        ------        ------        ------        ------

The per share and share numbers have been adjusted to reflect the 100% share distribution paid on April 14, 1992. In thousands, except per share data.